NEW JERSEY RESOURCES PROVIDES UPDATE ON STRATEGIC PLAN TO DELIVER
PREDICTABLE, SUSTAINABLE GROWTH AND VALUE CREATION
Outlines Valuable Infrastructure Investments Across Complementary Businesses
Driving NJR’s Leadership in Clean Energy Future

Presents Financial Growth Targets, Including Higher Long-Term NFE Growth Rate from FY 2022, and Increased Dividend Growth Rate

Company Management to Discuss Further Details During Investor Webcast Today at 8:30 AM ET

WALL, NJ, November 30, 2020 – New Jersey Resources (NYSE: NJR) (the “company” or “NJR”) today will host a virtual 2020 Analyst Day to provide an update on the Company’s strategic plan and financial growth targets, including:

●	6-10% long-term annual growth in consolidated net financial earnings per share (NFEPS), a non-GAAP financial measure, beginning in fiscal 2022;

●	6-10% long-term annual dividend growth;

●	Approximately 20% growth in annual Cash Flows from Operations (CFFO) from fiscal 2020 to fiscal 2024; and

●	Approximately 11% rate base Compounded Annual Growth Rate (CAGR) between fiscal 2019 and fiscal 2024 at New Jersey Natural Gas, the company’s regulated utility and largest business segment.

“With our talented and capable team, disciplined execution and strong position in the clean energy transition, we are poised to drive long-term value for our shareowners,” said Steve Westhoven, President and CEO of New Jersey Resources. “As we move ahead, we will focus on growth at our regulated utility, NJNG, and Clean Energy Ventures, CEV. NJNG is as strong as it has ever been, with an approximately 11% rate base CAGR expected between fiscal 2019 and fiscal 2024. CEV will continue to drive growth as we expand and invest beyond New Jersey, action supported by an approximate doubling of our rate of investment in solar initiatives in four years. At the same time, we are taking a number of strategic steps to deliver more predictable and stable net financial earnings across our other complementary businesses. We remain committed to growing our dividend and, following a reset of NFE in fiscal 2021, are projecting an increase in our long-term NFEPS growth rate.”

Complementary Businesses Across NJR Platform

●	NJNG: Driving an approximately 11% rate base CAGR through strategic infrastructure investments and accelerated infrastructure recovery. NFE contributions from NJNG are expected to be in the 60-70% range on an ongoing basis.

●	CEV: Investing $850 million over four years to take advantage of the robust solar market. CEV will benefit from NJR’s expertise in public policy and its commitment to further climate goals in New Jersey. To better position CEV for accelerated growth, NJR is pursuing regional market opportunities in the Northeastern U.S., one of the fastest growing solar markets in the country, due to public policy mandates and aggressive clean energy targets.

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Storage & Transportation (formerly known as Midstream): Generating stable, fee-based revenue through a portfolio of low-risk infrastructure investments and from long-term capacity commitments with high-quality customers. Storage & Transportation serves constrained or growing end-use markets and offers organic growth opportunities through optimization and expansion. While NJR remains committed to PennEast, any financial contributions from the project are not included in the Company’s long-term NFEPS targets.

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Energy Services: Focusing on higher fee-based revenue and benefiting from strong customer relationships and a deep understanding of wholesale energy markets rooted in its natural gas supply management expertise. In years of strong performance, Energy Services has contributed excess cash flows as growth capital for NJR, strengthening the balance sheet and lessening the need for debt and equity issuances. There will be minimal reliance on Energy Services to achieve the Company’s NFEPS targets.

Fiscal 2021 NFE Guidance

Included in NJR’s release today is the Company’s NFE guidance for fiscal 2021. Beginning in fiscal 2021, NJR is adopting a change in the accounting policy for investment tax credits and the expected use of tax equity financing for its solar projects. Principally as a result of the accounting policy change, the Company anticipates fiscal 2021 NFE to be in the range of $1.55 to $1.65 per share. There will be no impact to CEV’s cash flows as a result of this accounting change.

Patrick Migliaccio, Senior Vice President and CFO, said, “Consistent with our strategic plan to generate sustainable growth across our businesses, going forward we will change the way NJR accounts for investment tax credits and we expect to implement tax equity financing for our solar projects. While this results in a short-term decline in net financial earnings in fiscal 2021, these changes provide the foundation for increasing our investment in solar and are expected to result in stable net financial earnings from our CEV business. Following the earnings reset in fiscal 2021, we expect approximately 30% year-over-year growth in NFE in fiscal 2022, with a 6-10% long-term growth rate thereafter. With ample liquidity to support our businesses, no meaningful refinancings in the near term and a strong capital structure, NJR is extremely well-positioned for the future.”

The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2021:

Company	Expected Fiscal 2021 Net Financial Earnings Contribution
New Jersey Natural Gas	65 to 72 percent
Clean Energy Ventures	15 to 20 percent
Storage and Transportation
(formerly Midstream)	8 to 10 percent
Energy Services	3 to 4 percent
Home Services and Other	0 to 2 percent

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In providing fiscal 2021 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts. For further discussion of NFE, please see the explanation below under “Non-GAAP Financial Information.”

Webcast Information

The video webcast of the virtual 2020 Analyst Day, including a copy of the presentation, and a question and answer session, will be broadcast via the internet today at 8:30 a.m. Eastern time and can be accessed at https://investor.njresources.com/events-and-presentations/default.aspx. For those unable to listen to the webcast, an archived version will be available at the same location.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources Corporation (NJR, or the Company) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding NJR’s net financial earnings (NFE) guidance for fiscal 2021 through fiscal 2024, as well as NJR’s long-term NFE growth rate, dividend growth, forecasted contribution of business segments to NJR’s NFE from fiscal 2021 through fiscal 2024, NJNG’s rate base compound annual growth rate (CAGR), NJR Clean Energy Ventures’ future capital investment target, the ability to pursue tax equity financing through sale leasebacks of our solar projects, and the impact of a change in accounting policy for investment tax credits (ITCs).

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, https://www.sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

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Non-GAAP Financial Information

This release includes the non-GAAP financial measures NFE and NFE per basic share. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found in NJR’s 2020 Form 10-K, Item 7. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE/net financial loss excludes unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to CEV, as such the adjustment is related to tax credits generated by CEV.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

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New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 350 megawatts, providing residential and commercial customers with low-carbon solutions.

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Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

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Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River Energy Center and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

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Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,100 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®. For more information about NJR: www.njresources.com.

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